UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/21/2014

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13601

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Geospace Technologies Corporation (the "Company") previously announced a $29.4 million order from Seafloor Geophysical Solutions ("SGS") for over 2,300 stations of its deep water OBX seafloor node, which the Company had expected to deliver during its fiscal third quarter ending June 30, 2014.

SGS has recently advised the Company that some of its previous capital commitment has been withdrawn and, as a result, SGS is commencing the process of seeking new investors. While the possibility still exists that delivery of the system to SGS may occur in the Company's fiscal third quarter, this event could result in a postponement of the delivery of this system beyond the fiscal third quarter. As a result, the Company is not currently able to estimate when the system delivery might occur.

This filing includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes its forward-looking statements are reasonable. However, they are based on certain assumptions about the Company's industry and its business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under the heading "Risk Factors" and elsewhere in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company assumes no obligation to revise or update this or any forward-looking statement, whether written or oral, that it may make from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: March 21, 2014	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary